Exhibit 10.2
CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT, BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[REDACTED]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

THE ALLSTATE CORPORATION
2019 EQUITY INCENTIVE PLAN
PERFORMANCE STOCK AWARD AGREEMENT

[Name]

In accordance with the terms of The Allstate Corporation 2019 Equity Incentive Plan (the “Plan”), pursuant to action of the Compensation and Human Capital Committee of the Board of Directors (the “Committee”), The Allstate Corporation (the “Company”) hereby grants to you (the “Participant”), subject to the terms and conditions set forth in this Performance Stock Award Agreement (including Annexes A through D hereto and all documents incorporated herein by reference), Performance Stock Awards (“PSAs”), as set forth below and as reflected on the Fidelity NetBenefits® website at www.NetBenefits.com (the “Equity Website”). Each PSA is a form of phantom stock award that represents an unfunded and unsecured right to receive one share of Stock on the Conversion Date for each PSA that vests in accordance with Annex B. Until such Conversion Date and satisfaction of the terms and conditions of the PSA Award Agreement or as otherwise provided herein, you have only the rights of a general unsecured creditor of the Company and not as a stockholder with respect to the shares of Stock underlying your PSAs.

Target Number of
PSAs Granted:        [_____________]
Date of Grant:    [_____________]
Performance Period:    [_____________]
Conversion Date:    Any PSAs that are earned in accordance with Annex B will vest on such date or dates reflected on the Company’s Equity Website and as otherwise set forth in this PSA Agreement and below (subject to Section 2 of Annex A).
Dividend
Equivalent Right:    Each PSA shall include a right to Dividend Equivalents.

PSAs ARE SUBJECT TO FORFEITURE AS PROVIDED IN THIS PSA AWARD AGREEMENT AND THE PLAN.
Further terms and conditions of the Award are set forth in Annexes A through D hereto, each of which forms an integral part of this PSA Award Agreement.
All terms, provisions, and conditions applicable to the Performance Stock Award set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. A copy of the Plan is available on the Equity Website. By accepting this Award as provided in the following sentence, the Participant hereby acknowledges the receipt of a copy of this PSA Award Agreement including Annexes A through D, and a copy of the Plan prospectus and agrees to be bound by all the terms and provisions hereof and thereof. This Award will not be released and no proceeds from the Award will be distributed until the Participant accepts the Award through the Equity Website.

Attachments:     Annex A
        Annex B
Annex C
Annex D

ANNEX A

TO

THE ALLSTATE CORPORATION
2019 EQUITY INCENTIVE PLAN
PERFORMANCE STOCK AWARD AGREEMENT

Further Terms and Conditions of Award. It is understood and agreed that the Award of PSAs evidenced by the PSA Award Agreement to which this is annexed is subject to the following additional terms and conditions:

1.    Tax Withholding and Responsibility. Participant hereby authorizes withholding from payroll and any other amounts payable to Participant, and otherwise agrees to make adequate provision for any sums required to satisfy the U.S. federal, state, local and non-U.S. tax (including, without limitation, social insurance contributions and National Insurance Contributions) withholding obligations of the Company and its Subsidiaries, if any, which arise in connection with the PSAs including, without limitation, the grant, vesting or settlement of the PSAs and the subsequent sale of shares of Stock (the “Tax Obligations”). The Company shall have no obligation to deliver shares of Stock until Participant satisfies the Tax Obligations. Participant acknowledges and agrees that the ultimate liability for all Tax Obligations legally due by Participant is and remains Participant’s responsibility and that the Company: (i) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the PSAs; and (ii) does not commit to structure the terms of the grant or any other aspect of the PSAs to reduce or eliminate Participant’s liability for Tax Obligations. Participant acknowledges that the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or acquisition or sale of shares of Stock subject to the PSAs. Participant is hereby advised to consult with Participant’s own personal tax, legal, and financial advisors regarding Participant’s participation in the Plan. Participant agrees that the Company does not have a duty to design or administer the PSAs, the Plan or its other compensation programs in a manner that minimizes Participant’s Tax Obligations. Participant shall not make any claim against the Company or its Subsidiaries or their Boards of Directors, officers, or employees related to Tax Obligations arising from this award or Participant’s other compensation. With respect to the Tax Obligations, Participant may elect to satisfy such withholding requirements through such methods as may be permitted under the Plan.

The Company may withhold or account for Tax Obligations by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant's jurisdiction(s). In the event of over-withholding, Participant may receive a refund from the Company of any over-withheld amount in cash (with no entitlement to the equivalent in Stock), or if not refunded, Participant may need to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax Obligations directly to the applicable tax authority or to the Company and/or the Subsidiary employing or retaining Participant (the "Employer"). If the Tax Obligations are satisfied by withholding shares of Stock, for tax purposes, Participant will be deemed to have been issued the full number of shares of Stock subject to the vested PSAs, notwithstanding that a number of the shares of Stock is held back solely for the purpose of paying the Tax Obligations.

2.    Termination of Employment. Upon the Participant’s Termination of Employment (as defined in the Plan), death or Disability, all unvested PSAs shall be treated as follows:

(A)    If the Participant’s Termination is on account of death or Disability, the number of PSAs that shall immediately vest shall be equal to the sum of:

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Annex A

(i)the number of PSAs, if any, that have been earned based on the attainment of the performance goals set forth in Annex B, during such of the Performance Periods as have been completed on or prior to the Participant’s death or Disability; plus
(ii)the Target Number of PSAs Granted for any incomplete Performance Periods in which the Participant’s death or Disability occurs and any Performance Periods that have not yet commenced by the date of the Participant’s death or Disability.

(B)    If the Participant’s Termination of Employment is on account of Retirement, and

(i)occurs twelve (12) months or more after the Date of Grant, then, except as provided in Sections (C) through (E) below, the Award shall remain outstanding and the number of PSAs that vest including any attendant dividend equivalent rights, if any, will be determined in accordance with the terms hereof (including Annex B) in the same manner as if no Termination of Employment had occurred so long as the Participant fully complies with the applicable covenants provided in this Annex A.
(ii)occurs within twelve (12) months of the Date of Grant, and the Termination is on account of Retirement, then, except as provided in Sections (D) and (E) below, the Award shall remain outstanding and the number of PSAs that vest including any attendant dividend equivalent rights, if any, will be determined in accordance with the terms hereof (including Annex B) in the same manner as if no Termination of Employment had occurred so long as the Participant fully complies with the applicable covenants provided in this Annex A, except that the Target Number of PSAs granted shall be prorated (such proration to be determined by multiplying the Target Number of PSAs granted by a fraction, the numerator of which is the number of days the Participant was employed since the Date of Grant and the denominator of which is 365). The remaining portion of the Award shall be forfeited as of the date of the Termination of Employment.

    (C)    If the Participant’s Termination of Employment is on account of Retirement and the Participant dies after such Termination of Employment, but before the number of vested PSAs has been determined pursuant to Annex B, then the number of PSAs that shall immediately vest shall be equal to the sum of:

(i)    the number of PSAs, if any, that have been earned based on the attainment of the performance goals set forth in Annex B, during such of the Performance Periods as have been completed on or prior to the Participant’s death; plus
(ii)     the Target Number of PSAs Granted for any incomplete Performance Periods in which the Participant’s death occurs and any Performance Periods that have not yet commenced by the date of the Participant’s death.

Such number of PSAs shall be paid in stock within 60 days of notice and proof acceptable to the Equity Plan Administration Office of the date of death.

(D)    If the Participant’s Termination of Employment is on account of a reduction in force or an involuntary termination without Cause, and in each instance the Participant executes and does not revoke a general release and waiver acceptable to the Company, then to the extent the PSAs are not already vested on the date of Termination of Employment, a prorated portion of the PSAs shall continue to vest, including any dividend equivalent rights, in accordance with the vesting schedule set forth in this Award Agreement so long as the Participant fully complies with the applicable covenants provided in this Annex A (with such proration determined by multiplying the target Number of PSAs granted by a fraction, the numerator of which is the number of days the Participant was employed since the Date of
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Annex A

Grant and the denominator of which is 1,095 for a PSA vesting period that does not include a leap year and 1,096 for a PSA vesting period that does include a leap year).

If the Participant dies after such Termination of Employment but before the end of the vesting schedule for such PSAs, then the restrictions that remain pursuant to this subsection 2(D) shall be deemed to have lapsed and such PSAs shall be paid in Stock within 60 days of notice and proof acceptable to the Equity Plan Administration office of the date of death. The remaining PSAs that do not so vest shall be forfeited.

(E)    If the Termination of Employment occurs as a result of conduct leading to immediate termination pursuant to Company or Subsidiary policy based on:

(i)dishonesty, such as theft, fraud, embezzlement, or falsification of Company or Subsidiary documents;
(ii)conviction of, or entering a plea of nolo contendere to, a crime that constitutes a felony;
(iii)acts of physical harm or violence to the property or assets of the Company, to any employee or customer of the Company or any Subsidiary, or to any independent contractor or service provider who provides services to the Company or any Subsidiary; or
(iv)harassment or discriminatory conduct based on sex, race, color, religion, age, disability, citizenship, national origin, sexual orientation, or status as a veteran involving any employee or customer of the Company or any Subsidiary, or any independent contractor or service provider who provides services to the Company or any Subsidiary;

then all PSAs that remain subject to vesting shall be forfeited as of the end of the day of such Termination of Employment. A Participant whose Termination of Employment occurs as a result of conduct leading to immediate termination for the conduct outlined in this subsection 2(E), is not eligible for the post-termination equity treatment outlined in subsections 2(B) through 2(D).

(F)    If the Termination of Employment occurs during the Post-Change Period

(i)and Participant’s Termination of Employment is initiated by the Employer other than for Cause, death, or Disability or
(ii)the Participant is eligible to participate in The Allstate Corporation Change in Control Severance Plan (the “CIC Plan”) and the Participant’s Termination of Employment is initiated by the Participant for Good Reason, then the number of PSAs, if any, that have been earned based on the attainment of the performance goals set forth in Annex B, during such of the Performance Periods as have been completed prior to the Change in Control, plus the number of PSAs as determined in accordance with Section 2, if any, shall vest as of the day prior to the Termination of Employment.

(G)    If the Participant’s Termination of Employment occurs prior to the Conversion Date for any other reason, then all PSAs shall be forfeited as of the date of such Termination of Employment.

3.     Clawback Policy. This award and stock or other proceeds resulting from the lapse of restrictions and conversion of this award, as well as any cash incentive compensation for which the Participant may be eligible, are subject to any clawback or recapture policy or policies the Company or any subsidiary may adopt from time to time to the extent provided in such policy or policies, including The Allstate Corporation Dodd-
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Annex A

Frank Clawback Policy and The Allstate Corporation Clawback Policy in Event of Restatement (Applicable to Non-Executive Officers) and for Improper Conduct, as approved by the Committee, each of which are attached as Annex C.

4.    Impact of a Change in Control on the Performance Measure. Upon a Change in Control, the Committee will determine:

(A)the attainment of the performance goals set forth in Annex B, during such Performance Periods as have not been completed on the date of the Change of Control; and

(B)the number of PSAs which will vest in accordance with Section 1(F) and convert into shares of Stock following a Termination of Employment or on the Conversion Date following the end of all Performance Periods based on the attainment of the performance goals.

5.    Dividend Equivalent Right. Each PSA that vests in accordance with the PSA Award Agreement (including Annexes A through D) entitles a Participant to receive a cash Dividend Equivalent payment equal to the sum of all regular dividend payments that would have been made in respect of each share of Stock underlying such vested PSAs if the Participant were the holder of such shares during the period commencing on the Date of Grant and ending on the Conversion Date (less applicable tax withholdings). Any Dividend Equivalents will be paid within 30 days of the Conversion Date of such PSAs.

For avoidance of doubt, Dividend Equivalents shall only be earned with respect to vested PSAs to the extent such PSAs were outstanding on the dividend record date of the dividend to which the Dividend Equivalent relates.

6.    Non-Solicitation. While employed and for the one-year period starting on the date of Termination of Employment, any Participant who has received an Award under the Plan shall not, directly or indirectly:

(A)    other than in connection with the good-faith performance of his or her normal duties and responsibilities as an employee of the Company or any Subsidiary, encourage any employee or agent of the Company or any Subsidiary to terminate his or her relationship with the Company or any Subsidiary;

(B)    employ, engage as a consultant or adviser, or solicit the employment or engagement as a consultant or adviser of, any employee or agent of the Company or Subsidiary (other than by the Company or its Subsidiaries), or cause or encourage any Person to do any of the foregoing;

(C)    establish (or take preliminary steps to establish) a business with, or encourage others to establish (or take preliminary steps to establish) a business with, any employee or exclusive agent independent contractor of the Company or its Subsidiaries that would interfere with the relationship between the Company or its Subsidiaries and the employee or agent; or

(D)    interfere with the relationship of the Company or its Subsidiaries with, or endeavor to entice away from the Company or its Subsidiaries, any Person who or which at any time since the Participant's hire date was or is a material customer or material supplier of, or maintained a material business relationship with, the Company or its Subsidiaries.

If a Participant violates any of the non-solicitation provisions set forth above, to the extent permitted by applicable law, the Board or the Committee may, to the extent permitted by applicable law,

(i)    cancel or cause to be cancelled any or all of the Participant's outstanding Awards granted after May 19, 2009;
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Annex A

(ii)    recover or cause to be recovered any or all Proceeds resulting from any sale or other disposition (including to the Company) of shares of Stock issued or issuable upon vesting, settlement, or exercise, as the case may be, of any Award granted after May 19, 2009, if the sale or disposition was effected on or after the date that is one year prior to the date on which the Participant first violated any such non-solicitation provisions; and/or
(iii)    recover or cause to be recovered any cash paid or shares of Stock issued to the Participant in connection with any vesting, settlement, or exercise of an Award granted after May 19, 2009, if the vesting, settlement, or exercise occurred on or after the date that is one year prior to the date on which the Participant first violated any such the non-solicitation provisions.

7.    Non-Competition. Any Participant who has received an Award under the Plan on and after May 21, 2013, that remains subject to a Period of Restriction or other performance or vesting condition, shall not, for the one-year period following the date of Termination of Employment, directly or indirectly engage in, own or control an interest in, or act as principal, director, officer, or employee of, or consultant to, any firm or company that is a Competitive Business. “Competitive Business” is defined as a business that designs, develops, markets, or sells a product, product line, or service that competes with any product, product line, or service of the division in which Participant works. This Section is not meant to prevent Participant from earning a living, but rather to protect the Company’s legitimate business interests. A Participant is not subject to this non-competition provision if:

(A)    employed in any jurisdiction where the applicable law prohibits such non-competition provision; or

(B)Termination of Employment occurs during a Post-Change Period and:

(i)The Participant’s Termination of Employment is initiated by the Employer other than for Cause, death, or Disability; or
(ii)The Participant is a participant in the CIC Plan and the Participant’s Termination of Employment is initiated by the Participant for Good Reason.

If a Participant violates the non-competition provision set forth above, the Board or the Committee may, to the extent permitted by applicable law, cancel or cause to be cancelled any or all of the Participant's outstanding Awards granted on or after May 21, 2013, that remain subject to a Period of Restriction or other performance or vesting condition as of the date on which the Participant first violated the non-competition provision.

8.    No Limitation on Other Rights; Blue Pencil. Nothing contained in Sections 5 and 6 shall be deemed to (i) limit any additional legal or equitable rights or remedies the Company may have under applicable law with respect to any Participant who may have violated the non-solicitation or non-competition provisions in the Plan or in any other plan, policy, agreement, or arrangement or (ii) affect any other non-solicitation, non-competition, or other restrictive covenants to which a Participant is subject. If any of the covenants contained in Sections 6 and 7 or any part thereof, are held to be unenforceable, the court making such determination shall have the power to revise or modify such provision to make it enforceable to the maximum extent permitted by applicable law and, in its revised or modified form, said provision shall then be enforceable.

9.    Ratification of Actions. By accepting the PSA Award or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant’s acceptance and ratification of, and consent to, any action taken under the Plan or the PSA Award by the Company, the Board, or the Committee.

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Annex A

10.    Notices. Any notice hereunder to the Company shall be addressed to its Equity Plan Administration Office, The Allstate Corporation, PO Box 661003, Dallas, TX 75266-1003, unless the Company advises Participant to send the notice and payment to a different address or a designated representative and any notice hereunder to the Participant shall be addressed to the Participant at his or her most recent home address on file with the Company, subject to the right of either party to designate at any time hereafter in writing some other address.

11.    Governing Law and Severability. To the extent not preempted by Federal law, the PSA Award Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions. In the event any provision of this PSA Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this PSA Award Agreement, and this PSA Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

12.    Nature of Grant. In accepting the PSAs, Participant acknowledges and agrees that:

(A)Any notice period mandated under applicable law shall not be treated as service for the purpose of determining the vesting of the PSAs; and Participant’s right to shares of Stock in settlement of the PSAs after termination of service, if any, will be measured by the date of termination of Participant’s active service and will not be extended by any notice period mandated under applicable law. Subject to the foregoing and the provisions of the Plan, the Committee (or its delegate), in its sole discretion, shall determine whether Participant’s service has terminated and the effective date of such termination.

(B)The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this PSA Award Agreement.

(C)The grant of the PSAs is voluntary and occasional and does not create any contractual or other right to receive future grants of PSAs, or benefits in lieu of PSAs, even if PSAs have been granted in the past.

(D)All decisions with respect to future PSA grants, if any, will be at the sole discretion of the Committee (or its delegate).

(E)Participant’s participation in the Plan shall not create a right to further service with the Company or a Subsidiary and shall not interfere with the ability of the Company or a Subsidiary to terminate Participant’s service at any time, subject to applicable law.

(F)Participant is voluntarily participating in the Plan.

(G)The PSAs and the shares of Stock subject to the PSAs, and the income from and value of same, are an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company or a Subsidiary, and which is outside the scope of Participant’s employment contract, if any.

(H)The PSAs and the shares of Stock subject to the PSAs, and the income from and value of same, are not intended to replace any pension rights or compensation.

(I)The PSAs and the shares of Stock subject to the PSAs, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments.
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(J)The future value of the underlying shares of Stock is unknown, indeterminable, and cannot be predicted with certainty. The value of the shares of Stock may increase or decrease.

(K)Participant neither has nor will have any claim or entitlement to compensation or damages arising from forfeiture of the PSAs or diminution in value of the PSAs or shares of Stock resulting from termination of Participant's employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant's employment agreement, if any) or from the application of any clawback or recoupment policy adopted by the Company or imposed by applicable law.

13.    Data Privacy.

The following provisions shall only apply to Participant if he or she resides outside the European Economic Area and UK:

(A)Participant voluntarily consents to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other form, of his or her personal data as described in this PSA Award Agreement and any other Award materials (“Data”) by and among, as applicable, the Company and any Subsidiary for the exclusive purpose of implementing, administering, and managing his or her participation in this PSA Award Agreement and the Plan.

(B)Participant understands that the Company or a Subsidiary may collect, maintain, process and disclose, certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering and, managing this PSA Award Agreement and the Plan.

(C)Participant understands that Data will be transferred to one or more service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of this PSA Award Agreement and the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than his or her country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company’s Equity Plan Administration Office. Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing this PSA Award Agreement to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing his or her participation in this PSA Award Agreement and the Plan.

(D)Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in this PSA Award Agreement and the Plan, including to maintain records regarding participation. Participant understands that if he or she resides in certain jurisdictions, to the extent required by applicable laws, he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these Awards, in any case without cost, by contacting in writing the Company’s Equity Plan Administration Office. Further, Participant understands that he or she is providing these consents on a purely voluntary basis. If Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement
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Annex A

as a service provider with the Company or a Subsidiary will not be adversely affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her awards under this PSA Award Agreement or administer or maintain awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in this PSA Award Agreement and the Plan (including the right to retain the Awards). Participant understands that he or she may contact the Company’s Equity Plan Administration Office for more information on the consequences of his or her refusal to consent or withdrawal of consent.

The following provisions shall only apply to Participant if he or she resides in the European Economic Area or the United Kingdom:

(A)[REDACTED]

(B)[REDACTED]

(C)[REDACTED]

(D)[REDACTED]

14.    Definitions. In addition to the following definitions, capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.
“Board Turnover” – see clause (c) of the definition of “Change in Control.”
“Cause” for those Participants who are not eligible to participate in the CIC Plan, means a Participant’s Termination of Employment for actions which would constitute conduct leading to immediate termination pursuant to Company policy. If a Participant is a participant in the CIC Plan, “Cause” means “Cause” as that term is defined in the CIC Plan on the Date of Grant.
    “Change in Control” means, except as otherwise provided at the end of this definition, the occurrence of any one or more of the following:
(a)(Voting Power) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons, ownership of stock of the Company possessing 30% or more of the combined voting power of all Voting Securities of the Company (such a Person or group that is not a Similarly Owned Company (as defined below), a “More than 30% Owner”), except that no Change in Control shall be deemed to have occurred solely by reason of such ownership by a corporation with respect to which both more than 70% of the common stock of such corporation and Voting Securities representing more than 70% of the combined voting power of the Voting Securities of such corporation are then owned, directly or indirectly, by the Persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be (a “Similarly Owned Company”); or
(b)(Majority Ownership) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries, acquires ownership of more than 50% of the voting power of all Voting Securities of the Company or of the total fair market value of the stock of the Company (such a Person or group that is not a Similarly Owned Company, a
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“Majority Owner”), except that no Change in Control shall be deemed to have occurred solely by reason of such ownership by a Similarly Owned Company; or
(c)(Board Composition) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election (“Board Turnover”); or
(d)(Reorganization) the consummation of a merger, reorganization, consolidation, or similar transaction, or of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company, or a plan of liquidation of the Company (any of the foregoing, a “Reorganization Transaction”) that, does not qualify as an Exempt Reorganization Transaction.
(e)Notwithstanding anything contained herein to the contrary: (i) no transaction or event shall constitute a Change in Control for purposes of this Agreement unless the transaction or event constituting the Change in Control also constitutes a change in the ownership of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)), a change in effective control of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)) or a change in the ownership of a substantial portion of the assets of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)); and (ii) no sale or disposition of one or more Subsidiaries (“Sale Subsidiary”) or the assets thereof shall constitute a Change in Control for purposes of this Agreement if the investments in and advances by the Company and its Subsidiaries (other than the Sale Subsidiaries) to such Sale Subsidiary as of immediately prior to the sale or disposition determined in accordance with Generally Accepted Accounting Principles (“GAAP”) (but after intercompany eliminations and net of the effect of intercompany reinsurance) are less than 51% of the Consolidated Total Shareholders’ Equity of the Company as of immediately prior to the sale or disposition. Consolidated Total Shareholders’ Equity means, at any date, the total shareholders’ equity of the Company and its Subsidiaries at such date, as reported in the consolidated financial statements prepared in accordance with GAAP.
“Exempt Reorganization Transaction” means a Reorganization Transaction that fails to result in (a) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) becoming a More than 30% Owner or a Majority Owner, (b) Board Turnover, or (c) a sale or disposition to any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) of the assets of the Company that have a total Gross Fair Market Value (as defined below) equal to at least forty percent (40%) of the total Gross Fair Market Value of all of the assets of the Company immediately before such transaction.
“CIC Plan” – see subsection 2(F).

“Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
“Majority Owner” – see clause (b) of the definition of “Change in Control.”
“More than 30% Owner” – see clause (a) of the definition of “Change in Control.”
“Post-Change Period” means the period commencing on the date on which a Change in Control first occurs and ending on the second anniversary of the date on which a Change in Control first occurs.
“Proceeds” means, with respect to any sale or other disposition (including to the Company) of shares of Stock acquired pursuant to an Award, an amount determined by the Committee, (a) in the case of an Award other than an Option or SAR, up to the amount equal to the Fair Market Value per share of Stock at the time of such sale or other disposition multiplied by the number of shares sold or disposed of, or (b) in the case of an Option or SAR, up to the amount equal to the number of shares of Stock sold or disposed of multiplied by the excess of the Fair Market Value per share of Stock at the time of such sale
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Annex A

or disposition over the Option Exercise Price or Base Value, as applicable. The return of Proceeds is in addition to and separate from any other relief available to the Company or any other actions as may be taken by the Committee in its sole discretion. Any determination by the Committee with respect to the foregoing shall be final, conclusive, and binding on all interested parties.
“Reorganization Transaction” – see clause (d) of the definition of “Change in Control.”
“Similarly Owned Company” -- see clause (a) of the definition of “Change in Control.”

15.    Foreign Exchange, Foreign Asset/Account and/or Tax Reporting. Participant acknowledges and agrees that it is Participant’s sole responsibility to investigate and comply with any applicable exchange control laws, foreign asset/account and/or tax reporting requirements in connection with the issuance and delivery of the shares of Stock pursuant to the vesting of the PSAs or any cash received from participating in the Plan and that Participant shall be responsible for any reporting of inbound international fund transfers required under applicable law. Participant's country may require that Participant report such accounts, assets, or transactions to the applicable authorities in Participant's country. Participant also may be required to repatriate cash received from participating in the Plan with a certain period of time after receipt. Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to Participant’s specific situation. Participant acknowledges and agrees that neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the PSAs or of any amounts due to Participant pursuant to the settlement of the PSAs or the subsequent sale of any shares of Stock acquired upon settlement.

16.    Language. Participant acknowledges that Participant is sufficiently proficient in the English language or has consulted with an advisor who is proficient in the English language, so as to enable Participant to understand the provisions of this PSA Award Agreement and the Plan. If this PSA Award Agreement or any other document related to the Plan is translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17.    Annex of Country-Specific Terms. Notwithstanding any provisions in this PSA Award Agreement, the grant of PSAs may be subject to special terms and conditions set forth in Annex D to this PSA Award Agreement for Participant’s country of residence. Moreover, if Participant relocates to one of the countries included in Annex D, the special terms and conditions for such country will apply to Participant, to the extent the Company determines at its discretion that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Annex D constitutes part of this PSA Award Agreement.

18.    Electronic Delivery and Participation. Participant agrees that the Company’s delivery of any documents related to the Plan or shares of Stock issued under the Plan (including the Plan, this PSA Award Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or to the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, Participant will be provided with a paper copy of the documents. Participant acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Participant agrees that the foregoing online or electronic participation in the Plan shall have the same force and effect as documentation executed in hardcopy written form. Finally, Participant understands that he or she is not required to consent to electronic delivery of documents.

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Annex A

19.     Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant's participation in the Plan, on the PSAs and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
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Annex A

ANNEX B

TO

THE ALLSTATE CORPORATION
2019 EQUITY INCENTIVE PLAN
PERFORMANCE STOCK AWARD AGREEMENT
PERFORMANCE GOALS

[REDACTED]

Annex B

ANNEX C

TO

THE ALLSTATE CORPORATION
2019 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

THE ALLSTATE CORPORATION
DODD-FRANK CLAWBACK POLICY

(FOR RECOUPMENT OF INCENTIVE COMPENSATION OF EXECUTIVE OFFICERS
IN THE EVENT OF A RESTATEMENT)

[REDACTED]

2025 PSA Award Agreement – Global            Page 14
Annex C

ANNEX C
(continued)

TO

THE ALLSTATE CORPORATION
2019 EQUITY INCENTIVE PLAN
PERFORMANCE STOCK AWARD AGREEMENT

THE ALLSTATE CORPORATION
CLAWBACK POLICY
IN EVENT OF RESTATEMENT (APPLICABLE TO NON-EXECUTIVE OFFICERS) AND FOR IMPROPER CONDUCT

[REDACTED]

2025 PSA Award Agreement – Global            Page 15
Annex C

ANNEX D

TO
THE ALLSTATE CORPORATION
2019 EQUITY INCENTIVE PLAN
PERFORMANCE STOCK AWARD AGREEMENT
ADDITIONAL NOTICES, TERMS AND CONDITIONS FOR NON-US PARTICIPANTS

[REDACTED]

Annex D